Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for the First Quarter 2021

Oklahoma City, Oklahoma, May 11, 2021 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended March 31, 2021.

Results and highlights during the quarter:
•Improved net cash1 by $48.2 million to a net cash position of $56.5 million compared to a net cash position of $8.3 million at the end of the prior quarter, the increase was primarily due to the sale of North Park Basin
•Adjusted EBITDA2 was $21.7 million compared to $9.1 million in the prior quarter, primarily due to commodity price increases
•Total production was 18.2 MBoed compared to 21.1 MBoed in the prior quarter. Produced 17.5 MBoed from our Mid-Continent assets, compared to 19.0 MBoed in the prior quarter
•Net income was $35.0 million, or $0.97 per share. Adjusted net income2 was $17.4 million, or $0.48 per share
•G&A was $2.1 million, or $1.27 per boe compared to $3.0 million, or $1.57 per boe in the prior quarter. G&A included $0.4 million related to one time savings. Adjusted G&A2 was $1.9 million, or $1.14 per boe compared to $2.8 million, or $1.44 per boe in the prior quarter
•LOE was $8.0 million or $4.85 per boe compared to $11.0 million, or $5.69 per boe in the prior quarter. Mid-Continent represented $7.1 million or $4.47 per boe compared to $9.0 million or $5.15 per boe in the prior quarter
•Realized oil, natural gas, and natural gas liquids prices before the impact of derivatives were $53.99, $1.85 and $17.00, respectively, compared to $38.18, $1.56 and $9.12, in the prior quarter
•Closed on the sale of North Park Basin for a purchase price of $47 million. Net proceeds were $39.7 million in cash as a result of customary effective date to closing date adjustments. The sale resulted in a $19.7 million gain.
•Closed on the acquisition of the overriding royalty interests held by SandRidge Mississippian Royalty Trust I for a net purchase price of $3.6 million, which management believes approximates a PV-55 valuation and a 2-year cash on cash payback at early April strip pricing
•Continued streak without a recordable Health, Safety and Environmental ("HS&E") incident for 31 months as of the end of the quarter
1 Net Cash is defined as cash and cash equivalents less total debt.
2 See page 9-12 for non-GAAP financial measures definitions.

Financial Results
For the quarter, the Company reported a net income of $35.0 million, or $0.97 per share, and net cash provided by operating activities of $14.3 million. After adjusting for certain items, the Company's adjusted net income amounted to $17.4 million, or $0.48 per share, operating cash flow totaled $19.6 million and adjusted EBITDA was $21.7 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release on pages 9-12.

Operational Results and Activity
Production totaled 1,641 MBoe (18.2 MBoed, 17.6% oil, 31.7% NGLs and 50.7% natural gas) for the quarter.

Mid-Continent Assets in Oklahoma and Kansas
Production in the Mid-Continent totaled 1,574 MBoe (17.5 MBoed, 14.0% oil, 33.1% NGLs and 52.9% natural gas) during the quarter.

Management believes the unaudited proved developed PV-10 reserve value of its Mid-Continent assets to be approximately $233 million, with an effective date of April 1, 2021, as routinely updated for the quarter from the Company’s engineered year-end 2020 reserves, consistent with standard industry reserve practice, including performance and commercial updates for price differentials, operating expenses and other commercials, based on the historical trailing 12 month averages ending December 2020, using May 5, 2021 Nymex strip pricing, and including the subsequent acquisition of the overriding royalty interests of SandRidge Mississippian Trust I.

North Park Basin Assets in Colorado
Net production for North Park Basin totaled 67 MBoe (0.7 MBoed, 100.0% oil) for 36 days during the quarter in which the Company owned the assets.

Overriding Royalty Interest Acquisition
On April 22, 2021, the Company announced the acquisition of all the overriding royalty interest assets of SandRidge Mississippian Trust I (the “Trust”). The gross purchase price is $4.9 million (net $3.6 million, given the Company's 26.9% ownership of the Trust).

North Park Basin Sale
On February 5, 2021, the Company sold all of its oil and natural gas properties and related assets of the North Park Basin in Colorado for a purchase price of $47 million. The sale closed for net proceeds of $39.7 million in cash as a result of customary effective date to closing date adjustments.

2021 Capital Expenditures and Operational Guidance
The Company reaffirms its 2021 capital expenditures and operational guidance previously published on March 3, 2021.

Liquidity and Capital Structure
As of March 31, 2021, the Company's total liquidity was $83.9 million, based on $73.9 million of cash, excluding restricted cash and $10.0 million available under its credit facility.

As of May 7, 2021, the Company's cash on hand, excluding restricted cash, was approximately $81.2 million.

Conference Call Information
The Company will host a conference call to discuss these results as well as an updated investor presentation on Wednesday, May 12, 2021 at 10:00 am CT. The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/1798929 at which time registrants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers in the confirmation email and enter their passcode and ID, upon which they will enter the conference call. The presentation will be on the Company's website at
http://investors.sandridgeenergy.com/Investor-Relations/.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended March 31,
	2021	2020
Production - Total
Oil (MBbl)	288	682
NGL (MBbl)	521	769
Natural Gas (MMcf)	4,993	6,695
Oil equivalent (MBoe)	1,641	2,567
Daily production (MBoed)	18.2	28.2

Average price per unit
Realized oil price per barrel - as reported	$53.99	$42.01
Realized impact of derivatives per barrel	—	6.00
Net realized price per barrel	$53.99	$48.01

Realized NGL price per barrel - as reported	$17.00	$7.72
Realized impact of derivatives per barrel	—	—
Net realized price per barrel	$17.00	$7.72

Realized natural gas price per Mcf - as reported	$1.85	$0.83
Realized impact of derivatives per Mcf	—	—
Net realized price per Mcf	$1.85	$0.83

Realized price per Boe - as reported	$20.49	$15.64
Net realized price per Boe - including impact of derivatives	$20.49	$17.23

Average cost per Boe
Lease operating	$4.85	$6.09
Production, ad valorem, and other taxes	$1.33	$1.25
Depletion (1)	$1.53	$9.68

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.97	$(0.36)
Diluted	$0.94	$(0.36)

Adjusted net income (loss) per share available to common stockholders
Basic	$0.48	$(0.21)
Diluted	$0.47	$(0.21)

Weighted average number of shares outstanding (in thousands)
Basic	36,156	35,551
Diluted	37,439	35,551

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months ended March 31, 2021.

Three Months Ended
March 31, 2021
(In thousands)

Drilling, completion and capital workovers	$2,037
Other capital expenditures	111
Total Capital Expenditures	$2,148
(excluding acquisitions and plugging and abandonment)

Capitalization
The Company’s capital structure as of March 31, 2021 and December 31, 2020 is presented below:

	March 31, 2021	December 31, 2020

	(In thousands)
Cash, cash equivalents and restricted cash	$76,515	$28,266

Long-term debt	$20,000	$20,000
Total debt	20,000	20,000

Stockholders’ equity
Common stock	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,062,437	1,062,220
Accumulated deficit	(987,667)	(1,022,710)
Total SandRidge Energy, Inc. stockholders’ equity	163,326	128,066

Total capitalization	$183,326	$148,066

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues
Oil, natural gas and NGL	$33,623	$40,139
Other	—	190
Total revenues	33,623	40,329
Expenses
Lease operating expenses	7,954	15,642
Production, ad valorem, and other taxes	2,176	3,199
Depreciation and depletion—oil and natural gas	2,505	24,855
Depreciation and amortization—other	1,494	2,634
Impairment	—	7,970
General and administrative	2,090	5,483
Restructuring expenses	2,054	—
Employee termination benefits	49	3,254
(Gain) loss on derivative contracts	—	(10,226)
(Gain) loss on sale of assets	(19,713)	—
Other operating (income) expense, net	(48)	277
Total expenses	(1,439)	53,088
Income (loss) from operations	35,062	(12,759)
Other income (expense)
Interest expense, net	(47)	(637)
Other income (expense), net	28	76
Total other income (expense)	(19)	(561)
Income (loss) before income taxes	35,043	(13,320)
Income tax expense (benefit)	—	(650)
Net income (loss)	$35,043	$(12,670)
Net income (loss) per share
Basic	$0.97	$(0.36)
Diluted	$0.94	$(0.36)
Weighted average number of common shares outstanding
Basic	36,156	35,551
Diluted	37,439	35,551

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$73,876	$22,130
Restricted cash - other	2,639	6,136
Accounts receivable, net	18,963	19,576
Prepaid expenses	2,841	2,890
Other current assets	80	80
Total current assets	98,399	50,812
Oil and natural gas properties, using full cost method of accounting
Proved	1,443,508	1,463,950
Unproved	13,341	17,964
Less: accumulated depreciation, depletion and impairment	(1,376,754)	(1,375,692)
	80,095	106,222
Other property, plant and equipment, net	101,057	103,118
Other assets	703	680
Total assets	$280,254	$260,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$42,280	$51,426
Asset retirement obligation	15,937	16,467
Other current liabilities	364	984
Total current liabilities	58,581	68,877
Long-term debt	20,000	20,000
Asset retirement obligation	35,934	40,701
Other long-term obligations	2,413	3,188
Total liabilities	116,928	132,766
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 36,135 issued and outstanding at March 31, 2021 and 35,928 issued and outstanding at December 31, 2020	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,062,437	1,062,220
Accumulated deficit	(987,667)	(1,022,710)
Total stockholders’ equity	163,326	128,066
Total liabilities and stockholders’ equity	$280,254	$260,832

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$35,043	$(12,670)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	21	283
Depreciation, depletion, and amortization	3,999	27,489
Impairment	—	7,970
Debt issuance costs amortization	16	159
(Gain) loss on derivative contracts	—	(10,226)
Cash received on settlement of derivative contracts	—	4,087
Loss (gain) on sale of assets	(19,713)	—
Stock-based compensation	235	169
Other	35	156
Changes in operating assets and liabilities	(5,305)	686
Net cash provided by (used in) operating activities	14,331	18,103
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(3,094)	(5,452)
Acquisition of assets	(59)	—
Proceeds from sale of assets	37,238	989
Net cash provided by (used in) investing activities	34,085	(4,463)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	21,000
Repayments of borrowings	—	(32,500)
Reduction of financing lease liability	(74)	(366)
Debt issuance costs	(74)	—
Cash paid for tax obligations on vested stock awards	(19)	(1)
Net cash provided by (used in) financing activities	(167)	(11,867)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	48,249	1,773
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	28,266	5,968
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$76,515	$7,741
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(92)	$(540)
Cash received for income taxes	$—	$616
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$1,342	$1,066
Right-of-use assets obtained in exchange for financing lease obligations	$363	$67
Carrying values of properties exchanged	$—	$3,890

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2021	2020

	(In thousands)
Net cash (used in) provided by operating activities	$14,331	$18,103
Changes in operating assets and liabilities	5,305	(686)
Operating cash flow	$19,636	$17,417

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income (loss) before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended March 31,
	2021	2020

	(In thousands)
Net Income (loss)	$35,043	$(12,670)
Adjusted for
Income tax (benefit) expense	—	(650)
Interest expense	48	644
Depreciation and amortization - other	1,494	2,634
Depreciation and depletion - oil and natural gas	2,505	24,855
EBITDA	39,090	14,813

Asset impairment	—	7,970
Stock-based compensation (1)	219	128
(Gain) loss on derivative contracts	—	(10,226)
Cash received upon settlement of derivative contracts	—	4,087
Employee termination benefits	49	3,254
Restructuring expenses	2,054	—
Other	(19,714)	107
Adjusted EBITDA	$21,698	$20,133
1.Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020

	(In thousands)
Net cash (used in) provided by operating activities	$14,331	$18,103
Changes in operating assets and liabilities	5,305	(686)
Interest expense	48	644
Employee termination benefits (1)	49	3,214
Income tax (benefit) expense	—	(650)
Other	1,965	(492)
Adjusted EBITDA	$21,698	$20,133
1.Excludes associated stock-based compensation.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Adjusted Net Income (Loss) Available to Common Stockholders
The Company defines adjusted net income (loss) as net income (loss) excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income (loss) as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income (loss) is not a measure of financial performance under GAAP and should not be considered a substitute for net income (loss) available to common stockholders.

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income (loss) available to common stockholders	$35,043	$0.94	$(12,670)	$(0.35)
Asset impairment	—	—	7,970	0.22
Gain on derivative contracts	—	—	(10,226)	(0.29)
Cash received upon settlement of derivative contracts	—	—	4,087	0.11
Employee termination benefits	49	—	3,254	0.09
Restructuring expenses	2,054	0.05	—	—
Other	(19,714)	(0.53)	113	0.01
Adjusted net income (loss) available to common stockholders	$17,432	$0.47	$(7,472)	$(0.21)

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,156	37,439	35,551	35,551
Total adjusted net income (loss) per share	$0.48	$0.47	$(0.21)	$(0.21)

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$2,090	$1.27	$5,483	$2.14
Stock-based compensation (1)	(219)	(0.13)	(128)	(0.05)
Adjusted G&A	$1,871	$1.14	$5,355	$2.09
1.Excludes non-cash stock-based compensation included in employee termination benefits.

For further information, please contact:
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Revised 2020 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.